EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 18, 2011

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2006 – Nov 2011)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.5%	0.4%	-12.1%	-8.1%	-5.6%	2.2%	4.5%	2.2%	12.6%	-17.0%	0.2	0.3
B**	-0.5%	0.3%	-12.6%	-8.6%	-6.2%	1.5%	N/A	1.5%	12.5%	-18.5%	0.2	0.2
Legacy 1***	-0.5%	0.5%	-10.3%	-6.2%	N/A	N/A	N/A	-3.1%	11.3%	-13.9%	-0.2	-0.4
Legacy 2***	-0.5%	0.5%	-10.8%	-6.7%	N/A	N/A	N/A	-3.5%	11.2%	-14.1%	-0.3	-0.4
Global 1***	-0.6%	0.3%	-10.6%	-7.4%	N/A	N/A	N/A	-4.7%	10.5%	-13.8%	-0.4	-0.6
Global 2***	-0.6%	0.3%	-10.8%	-7.6%	N/A	N/A	N/A	-5.0%	10.5%	-14.5%	-0.4	-0.6
Global 3***	-0.7%	0.2%	-12.2%	-9.3%	N/A	N/A	N/A	-6.7%	10.5%	-18.3%	-0.6	-0.8

S&P 500 Total Return Index****	-3.7%	-2.8%	-1.6%	5.0%	13.1%	-0.7%	2.6%	-0.7%	18.9%	-50.9%	0.1	-0.1
Barclays Capital U.S. Long Gov Index****	1.9%	3.6%	26.5%	21.8%	9.9%	9.9%	8.5%	9.9%	12.7%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)
	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	44%					42%
Energy	16%	Short	Natural Gas	5.1%	Short	16%	Short	Natural Gas	5.0%	Short
			Gas Oil	3.8%	Long			Gas Oil	3.4%	Long
Grains/Foods	12%	Short	Wheat	2.2%	Short	11%	Short	Wheat	2.1%	Short
			Soybean Meal	1.7%	Short			Soybean Meal	1.4%	Short
Metals	16%	Short	Copper	4.2%	Short	15%	Short	Copper	3.9%	Short
			Aluminum	3.8%	Short			Aluminum	3.9%	Short
FINANCIALS	56%					58%
Currencies	22%	Short $	Mexican Peso	3.9%	Short	23%	Short $	Mexican Peso	4.6%	Short
			Japanese Yen	3.2%	Long			Japanese Yen	3.6%	Long
Equities	11%	Short	Dax Index	2.1%	Short	13%	Short	Dax Index	2.6%	Short
			S&P 500	1.6%	Short			S&P 500	2.1%	Short
Fixed Income	23%	Long	U.S. 10-Year Treasury Notes	3.8%	Long	22%	Long	U.S. 10-Year Treasury Notes	4.0%	Long
			Japanese Gov't Bonds	2.3%	Long			Japanese Gov't Bonds	2.5%	Long

Market Commentary (Largest price movements within each sector)
Sector/Market
Energy
The downtrend in the natural gas markets continued last week as temperate climates and elevated supply forecasts weighed on prices.  Crude oil markets fell nearly 2% lower, propelled by liquidations caused by beliefs the Eurozone debt situation was worsening.

Grains/Foods
Increased risk aversion and weak export data weighed heavily on the corn and wheat markets, pushing prices nearly 4% and 3% lower respectively.  Soybean prices rose due to heavy buying by commodity funds attempting to take advantage of price declines early in the week.  Lean hogs markets posted profits because of reports showing forecasts for improved pork demand from China.

Metals
Gold and silver markets experienced steep declines due to strength in the U.S. dollar.  Concerns about inflation eased after reports showed a slight decline in U.S. consumer prices.  Base metals prices predominantly moved lower as fears the Eurozone economy was entering another recession drove global industrial demand forecasts down.

Currencies
The U.S. dollar made strong gains against counterparts as the currency resumed its role as a safe-haven currency amid Eurozone debt concerns.  Investors drove the euro steadily lower against major currencies due to a lack of confidence Eurozone officials would be able to halt its debt crisis.  Reports which began to question the  creditworthiness of France also added to euro weakness.  Sharp declines in the metals, grains, and energy markets led to weakness in a number of commodity based currencies, including the Australian, New Zealand and Canadian dollars.

Equities
Investors drove global equity markets generally lower as rising borrowing costs in Italy and Spain supported beliefs another Eurozone recession may be imminent.  Pessimistic comments from the Bank of England and fears U.S. lawmakers will be unable to come to an agreement on plans to reduce the nation’s spending deficit put additional pressure on the equity markets.

Fixed Income
German bund markets registered profits as investors flocked away from the sovereign debt markets of ailing smaller European nations, namely Italy and Spain.  In the U.S., equity market weakness and fears surrounding another European recession fueled demand for safe-haven products, driving Treasury prices higher.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.